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                                AMENDMENT NO. 1
                                    TO THE
                        CMS 401(k) PROFIT SHARING PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1990)


   WHEREAS, Continental Medical Systems, Inc. (the "Company") maintains the CMS 401(k) Profit Sharing Plan (the "Plan");

   WHEREAS, the Company desires to amend the Plan in order to comply with the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993;

   NOW, THEREFORE, the Plan is hereby amended as follows:

   1.  Effective January 1, 1994, four new paragraphs are added to the end of
Section 1.12 ("COMPENSATION") to read as follows:

   In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar



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year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

   For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

   If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

   In determining the Compensation of a Participant for purposes of the OBRA '93 annual compensation limits set forth above, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall


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include only the spouse of the Participant and any lineal descendants of the
Participant who have not attained age 19 before the close of the Plan Year.

   2. Effective January 1, 1993, a new Section 6.09 is added to Article VI (TIME AND METHOD OF PAYMENT OF BENEFITS) to read as follows:

   6.09 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTION.

   (a) IN GENERAL. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Advisory Committee, to have any portion of any eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

   (b) DEFINITIONS.

       (i) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not



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    include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.



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              (iii) DISTRIBUTEE: A distributee includes an Employee or
    former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

    3. Effective January 1, 1995, a new section 6.10 is added to Article VI (TIME AND METHOD OF PAYMENT OF BENEFITS) to read as follows:

    6.10 PERMISSIBLE WAIVER OF NOTICE PERIOD. If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (1) the Plan Administrator clearly informs the Participant that the participant has a right to a period of at least 30 days after receiving the notice


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     to consider the decision of whether or not to elect a distribution
     (and, if applicable, a particular distribution option), and

              (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed by its duly authorized officers this 17 day of November, 1994.

[SEAL]                                   CONTINENTAL MEDICAL SYSTEMS, INC.



Attest:                                  By:           NAME ILLEGIBLE
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